Exhibit 99.1

General Employment Enterprises Announces Acquisition of Assets of On-Site Services

OAKBROOK TERRACE, Ill., June 2 -- General Employment Enterprises, Inc. (NYSE Amex: JOB) today announced the completion of its acquisition, through a subsidiary, of certain assets of On-Site Services, Inc., a labor and human resource solutions company that provides temporary staffing, human resources, payroll outsourcing, labor and employment consulting and workforce solutions services.  Under the terms of the agreement, General Employment will issue shares of its common stock to On-Site with a value equal to $600,000.  In addition, there is a potential earn-out for up to an additional $1,020,000 based on the aggregate EBITDA of the business acquired, a portion of which is payable in cash and a portion of which is payable in shares of General Employment's common stock or cash.

Salvatore J. Zizza, General Employment's Chief Executive Officer stated, "We are very excited about this acquisition and believe it is a significant step towards executing our plan to build a national human resource outsourcing company with multiple product lines."

About General Employment

General Employment provides professional staffing services and specializes in information technology, accounting and engineering placements.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements.  Such forward-looking statements often contain or are prefaced by words such as "will" and "expect." As a result of a number of factors, General Employment's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause General Employment's actual results to differ materially from those in the forward-looking statements include, without limitation, those factors set forth under the heading "Forward-Looking Statements" in General Employment's annual report on Form 10-K for the fiscal year ended September 30, 2009, and in General Employment's other filings with the Securities and Exchange Commission. General Employment is under no obligation to (and expressly disclaims any such obligation to) and does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.